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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF BOLLINGER INDUSTRIES, INC.



SUBSIDIARY                                  JURISDICTION OF ORGANIZATION
----------                                  ----------------------------
Bollinger Operating Corp.                   Nevada

Bollinger Holding Corp.                     Delaware

C.G. Products, Inc.                         California

NBF, Inc.                                   Georgia

Bollinger Industries, L. P. (Indirect)      Texas